PROSPECTUS and				PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT, each		effective at 10:10AM ET
Dated September 3, 1996			Dated 4 October 1996
CUSIP: 24422EHD4				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $668,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				9 October 1996

Maturity Date:					9 October 1998

Principal Amount:					$50,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Minus 1 basis point (-0.01%)

Initial Interest Determination Date:	7 October 1996

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the ninth
of January, April, July
& October commencing on
the Date of Issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the ninth of
							January, April, July &
October commencing on
 							January 9, 1997.

Redemption Provisions:				None

Plan of Distribution:				J. P. Morgan Securities Inc.
has purchased the
Senior Notes
as principal at a purchase
price of 99.98% of the
aggregate principal amount
of the Senior Notes.


J. P. Morgan Securities Inc.
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